EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84346, 33-65187, 33-65181 and 33-65185) of The Goodyear Tire & Rubber Company of our report dated June 17, 2005 relating to the financial statements of the Employee Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ Bober, Markey, Fedorovich & Company
Bober, Markey, Fedorovich & Company

Akron, Ohio
June 24, 2005